UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2018

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 4, 2018, BankGuam Holding Company (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 9,635,055 shares entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Votes representing approximately 70.53% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The following matters were considered and voted upon, with all nominated directors being elected and all other proposals being approved.

Proposal No. 1: Election of Directors

The stockholders elected each of the three (3) following Class I Directors to hold office for a term of three years:

Director	Shares For	Shares Withheld	Broker Non-Votes
William D. Leon Guerrero	6,689,432	13,236	92,723
Joseph M. Crisostomo	6,620,066	82,602	92,723
Keven F. Camacho	6,646,687	31,599	92,723

Proposal No. 2: An advisory vote to approve the Company’s executive compensation for the named Executive Officers.

Shares For	Against	Abstain	Broker Non-Votes
6,440,439	79,233	182,996	92,723

Proposal 3: Ratification of selection of Squar Milner LLP as the Company’s Independent Registered Public Accounting Firm

Shares For	Against	Abstain	Broker Non-Votes
6,640,454	16,766	138,171	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BankGuam Holding Company
Date: September 10, 2018

	By:	/s/ Joaquin P.L.G. Cook
Joaquin P.L.G. Cook
Interim President and Chief Executive Officer